Exhibit 99.1
N E W S    R E L E A S E
Contact:
Rich Cockrell
Vice President, Investor Relations
770/767/4500
MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
Revenues & Earnings Meet Expectations
Company Modifies Third Quarter and Full Year Guidance
     Marietta, GA, July 26, 2007 — Matria Healthcare, Inc. (NASDAQ:MATR) today announced its financial results for the second quarter ended June 30, 2007. For all periods presented in this press release, Matria’s continuing operations include the Company’s disease management, wellness, productivity enhancement, maternity management, and informatics operations.
     Revenues for the second quarter of 2007 increased 7% to $88.1 million, compared to $82.6 million reported during the second quarter of 2006. Excluding the effect of share-based compensation, earnings from continuing operations for the second quarter of 2007 increased 15% to $7.0 million, or $0.32 per diluted share, compared to $6.1 million, or $0.28 per diluted share, in the second quarter of 2006. Including the effect of share-based compensation expense, earnings from continuing operations for the second quarter of 2007 increased to $4.9 million, or $0.22 per diluted share, compared to $4.8 million, or $0.22 per diluted share, reported in the second quarter of 2006.
     Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding the effect of share-based compensation, were $21.6 million for the second quarter of 2007, compared to $21.3 million reported in the second quarter of 2006.
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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

     Disease management and wellness revenues for the second quarter of 2007 increased 11% to $62.0 million, compared to $55.7 million reported in the second quarter of 2006. Maternity management revenues for the second quarter of 2007 were $26.2 million, compared to $27.0 million reported in the second quarter of 2006.
     Revenues for the six months ended June 30, 2007, increased 6% to $174.1 million, compared to $163.5 million reported during the same period of 2006. Excluding the effect of share-based compensation, earnings from continuing operations for the six months ended June 30, 2007, increased 31% to $13.8 million, or $0.63 per diluted share, compared to $10.5 million, or $0.49 per diluted share, in the same period of 2006. Including the effect of share-based compensation expense, earnings from continuing operations for the six months ended June 30, 2007, increased by 20% to $9.9 million, or $0.45 per diluted share, compared to $8.3 million, or $0.38 per diluted share, reported in the same period of 2006.
     EBITDA, excluding the effect of share-based compensation, were $42.7 million for the six months ended June 30, 2007, compared to $39.2 million reported in the six months ended June 30, 2006.
     Disease management and wellness revenues for the six months ended June 30, 2007, increased 9% to $121.6 million, compared to $111.2 million reported in the same period of 2006. Maternity management revenues for the six months ended June 30, 2007, were $52.6 million, compared to $52.3 million reported in the same period of 2006.
     The Company also announced that it has received 14 new and expanded awards of business since its last press release announcing new business awards on April 26, 2007. Included in the Company’s 14 new and expanded health enhancement accounts are four new accounts awarding business to Matria, seven existing employer clients that have purchased additional services, and three existing health plan customers that have expanded their services to include additional administrative services only (ASO) clients. The estimated aggregate annualized value of the new and expanded awards, once fully implemented, totals approximately $5.5 million.
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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

     The Company also reported that it is modifying its third-quarter and full year guidance that was previously provided on February 22, 2007. In that previous guidance, the Company’s projected revenues for its Health Enhancement Division included a significant amount of revenues from new health plan accounts. Because health plan accounts tend to be larger than employer accounts, a delay in a health plan award, or in implementation of the health plan business once awarded, significantly affects the Company’s forecast. Going forward, the Company will provide guidance with much broader spreads than previously given in order to account for these potential delays.
     As a result of the late start of one health plan account and the extended negotiations with a second health plan account that was expected to start services during the third quarter, the Company’s new guidance for the third quarter and full year reflect reduced revenue and profit expectations from the previous guidance. At this point, the Company expects to begin receiving revenues from these two health plans in 2007; however, anticipated revenues from one of these accounts could be further delayed. That eventuality is reflected in the low end of the revised guidance.
     Additionally, the Company’s previous guidance included approximately $4 million in revenues from Matria’s strategic alliance with Secured Independence to address the needs of the long-term care industry. Although the Company is making progress and continues to be excited about this opportunity, that business is not likely to generate significant revenues until 2008. The Company’s revised guidance excludes substantially all revenues from that line of business.
     The Company now expects its revenues for the third quarter of 2007 to be between $89.5 million and $91 million, and third quarter earnings per share, before the effect of share-based compensation, to be between $0.36 to $0.39. The Company now expects full year 2007 revenues to be between $355 million to $363 million, and earnings per share, before the effect of share-based compensation, to be between $1.42 and $1.55. The Company expects its share-based compensation expense for the full year of 2007 to be
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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

between $0.39 to $0.41 per diluted share. The Company also reported that it expects EBITDA, excluding share-based compensation, to be in the range of $94 million to $98 million for the full year of 2007.
     Parker H. “Pete” Petit, Chairman and CEO, stated, “We are disappointed that we have to reduce our guidance. Our changes primarily relate to two health plan accounts. We have already signed an agreement with one of these health plans, and we are currently negotiating an agreement with the second and larger health plan. However, both implementation dates will be later than previously anticipated.”
     Richard M. Hassett, M.D., President and COO commented, “Although the large health plans move through the contracting and implementation phases at a slower pace than our traditional employer accounts, we are very committed to the health plan market. We have a significant number of other health plans with which we are having discussions as to how our programs could be beneficial to their members. Due to the size of health plan accounts and the duration of negotiations, the timing of implementations has greater variability and therefore, revenues from health plan accounts are less predictable than revenues from our employer accounts.”
     Petit added, “We are well into the process of expanding from the traditional employer-based Request For Proposal process to a much more proactive approach through our various channels. As our market continues to evolve, we and our channel partners are focusing on coordinated services that address the needs of the end user of all of our services, and that is the employer. We have historically approached the employer clients directly and through health plans, but also are doing so now through our disability channel, Pharmacy Benefit Management channel, and our Third Party Administrator channels, and we are initiating several other channels.”
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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

     “We still see increasing demand from numerous sources for disease management and wellness services. It is Matria’s view that these services will be offered by numerous groups to the ultimate customer, the employer. We are quite busy preparing ourselves for these future opportunities from a technology standpoint, as well as broadening our channels of distribution,” concluded Petit.
     A listen-only simulcast and replay of Matria Healthcare’s second quarter conference call will be available online at the Company’s website at www.matria.com or at www.fulldisclosure.com on July 26, 2007, beginning at 9:00 a.m. Eastern time.
ABOUT MATRIA HEALTHCARE
     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies. Matria is dedicated to developing better educated, motivated and self-enabled healthcare consumers and supporting clinicians in managing the care of their patients. The Company manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, musculoskeletal and chronic pain, depression, obesity, and other conditions. Matria delivers programs that address wellness, healthy living, productivity improvement and patient advocacy, and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through nearly 50 offices around the United States. More information about Matria can be found online at www.matria.com.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements. Such statements include but are not limited to the Company’s financial expectations for the third quarter of 2007 and full fiscal year 2007, potential new and expanded business from the Company’s pipeline and new product introductions, the ability of the Company to convert sales pipeline opportunities into awards of business, the ability of the Company to convert awards of business into implemented contracts, the timing of contract implementation and the revenues to be derived
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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

from implemented awards, the future success of the Company’s investment in Secured Independence, the Company’s ability to expand its distribution channels and the ability of these channels to generate future revenue, and the continuing demand for the Company’s wellness and disease management programs. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company’s inability to achieve its financial expectations, failure to realize anticipated revenues from the sales pipeline or the investment in Secured Independence, delays or problems in implementation of new disease management and wellness contracts, failure to convert awards of disease management business into implemented contracts or lower than expected revenues therefrom, delays or problems in contract implementation, decreased employer and health plan interest in or demand for the Company’s wellness and disease management programs, failure of existing accounts to expand their use of the Company’s programs and services, decision of existing accounts to reduce the number of services provided or the population to which the services will be provided, the Company’s inability to expand its distribution channels or to generate revenues through existing or new channels, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria’s business and the risk factors detailed from time to time in Matria’s periodic report and registration statements filed with the Securities and Exchange Commission, including Matria’s Annual Report on Form 10-K for the year ended December 31, 2006. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues	$88,120	$82,627	$174,144	$163,533

Cost of revenues	26,719	26,590	53,212	52,861
Selling and administrative expenses	44,881	38,857	88,045	78,818
Provision for doubtful accounts	1,183	912	2,402	1,764
Amortization of intangible assets	1,786	1,786	3,572	3,572

Operating earnings from continuing operations	13,551	14,482	26,913	26,518
Interest expense, net	(5,483)	(6,639)	(10,753)	(12,832)
Other income, net	4	464	327	569

Earnings from continuing operations before income taxes	8,072	8,307	16,487	14,255
Income tax expense	(3,157)	(3,473)	(6,611)	(6,005)

Earnings from continuing operations	4,915	4,834	9,876	8,250
Earnings (loss) from discontinued operations	(6)	2,391	(160)	3,898

Net earnings	$4,909	$7,225	$9,716	$12,148

Net earnings (loss) per common share:
Basic
Continuing Operations	$0.23	$0.23	$0.46	$0.39
Discontinued Operations	—	0.11	—	0.19

	$0.23	$0.34	$0.46	$0.58

Diluted
Continuing Operations	$0.22	$0.22	$0.45	$0.38
Discontinued Operations	—	0.11	(0.01)	0.18

	$0.22	$0.33	$0.44	$0.56

Weighted average shares outstanding:
Basic	21,347	20,970	21,326	20,916

Diluted	21,952	21,574	21,898	21,660

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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

Matria Healthcare, Inc.
Unaudited Consolidated Condensed Balance Sheets
(Amounts in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$14,152	$19,839
Restricted cash	—	1,372
Trade accounts receivable, net	53,245	52,985
Prepaid expenses and other current assets	13,970	14,234
Deferred income taxes	18,684	8,087

Total current assets	100,051	96,517

Property and equipment, net	39,617	38,950
Goodwill, net	497,435	500,830
Other intangibles, net	52,319	55,891
Deferred income taxes	—	5,564
Other assets	11,418	13,621

	$700,840	$711,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and obligations under capital leases	$45,002	$4,197
Accounts payable, principally trade	8,306	13,846
Unearned revenues	13,184	13,493
Other accrued liabilities	19,128	76,884

Total current liabilities	85,620	108,420

Long-term debt and obligations under capital leases, excluding current installments	265,071	275,938
Deferred tax liability	8,083	—
Other long-term liabilities	6,575	8,039

Total liabilities	365,349	392,397

Shareholders’ equity	335,491	318,976

	$700,840	$711,373

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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

Matria Healthcare, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of Earnings from Continuing Operations As Reported to Earnings from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations as reported	$4,915	$4,834	$9,876	$8,250
Add share-based compensation, net of tax	2,067	1,254	3,892	2,295

Earnings from continuing operations excluding share-based compensation	$6,982	$6,088	$13,768	$10,545

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Excluding Share-Based Compensation
Earnings from continuing operations	$4,915	$4,834	$9,876	$8,250
Interest expense, net	5,483	6,639	10,753	12,832
Income tax expense	3,157	3,473	6,611	6,005
Depreciation and amortization	4,873	4,513	9,566	8,886

EBITDA	18,428	19,459	36,806	35,973
Share-based compensation	3,155	1,797	5,864	3,248

EBITDA excluding share-based compensation	$21,583	$21,256	$42,670	$39,221

Reconciliation of Diluted Earnings Per Share from Continuing Operations As Reported to Diluted Earnings Per Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.22	$0.22	$0.45	$0.38
Add share-based compensation, net of tax	0.10	0.06	0.18	0.11

Diluted earnings per common share excluding share-based compensation	$0.32	$0.28	$0.63	$0.49

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MATRIA HEALTHCARE REPORTS SECOND QUARTER RESULTS
July 26, 2007

Matria Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures for 2007 Guidance
(Amounts in millions, except per share data))

	Q3 07		FY 07
	Low	High	Low	High
Reconciliation of Diluted Earnings Per Share from Continuing Operations As Reported to Diluted Earnings Per Share from Continuing Operations Excluding Share-Based Compensation
Diluted earnings per common share as reported	$0.25	$0.29	$1.01	$1.16
Add share-based compensation, net of tax	0.11	0.10	0.41	0.39

Diluted earnings per common share excluding share-based compensation	$0.36	$0.39	$1.42	$1.55

Reconciliation of Earnings from Continuing Operations to EBITDA from Continuing Operations Before Share-Based Compensation*
Earnings from continuing operations	$5	$6	$22	$25
Income tax expense	4	4	15	17
Interest expense, net	6	6	23	23
Depreciation and amortization	5	5	20	20

EBITDA	20	22	80	85
Share-based compensation	4	3	14	13

EBITDA before share-based compensation	$24	$25	$94	$98

*	Tables may not foot due to rounding.
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